UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VISIONARY EDUCATION TECHNOLOGY

HOLDINGS GROUP INC.

(Exact name of registrant as specified in its charter)

Canada	Not applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Town Centre Blvd.

Suite 408A

Markham, Ontario, Canada L3R 8G5

905-739-0593

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, no par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-263290

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

Visionary Education Technology Holdings Group Inc. (the “Registrant”) hereby registers its common shares, no par value (“Common Shares”) pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The description of the Common Shares contained in the sections entitled “Description of Share Capital” in the Registrant's prospectus forming part of its Registration Statement on Form F-1 (File No. 333-263290), as initially filed publicly with the U.S. Securities and Exchange Commission (the “Commission”) on March 4, 2022, and as thereafter amended, to which this Form 8-A relates, is incorporated by herein by reference. Copies of such description will be filed with The Nasdaq Stock Market LLC.

Item 2. Exhibits.

No exhibits are required to be filed as the securities being registered on this form (1) are being registered on an exchange on which no other securities of the Registrant are registered, and (2) are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VISIONARY EDUCATION TECHNOLOGY HOLDINGS GROUP INC.

Date: May 9, 2022	By:	/s/ Thomas Traves
	Name:	Thomas Traves
	Title:	Chief Executive Officer, Chairman and Director